Exhibit 99.2

BCSF Advisors, LP 200 Clarendon St. Boston, MA 02116 T: 617 516 2000 F: 617 516 2010

Dear Bain Capital Specialty Finance, Inc. Investor:

Bain Capital Specialty Finance, Inc. will host an earnings call at 2:00 p.m. (Eastern Time) on Monday, August 13, 2018 to discuss the quarterly financial results for the quarter ended June 30, 2018. All interested parties may participate in the conference call by dialing: +1 (800) 260-0712 and using the participant access code: 451748; international callers may participate by dialing +1 (612) 234-9962 and using the participant access code: 451748. Please note, there will be no Q&A following the call.

An archived replay of the call will be available beginning at 4:00 p.m. (Eastern Time) on August 13, 2018 until 11:59 p.m. (Eastern Time) on August 20, 2018. To hear the replay, please dial +1 (800) 475-6701 and use the access code: 451748. International callers, please dial +1 (320) 365-3844 and use the access code: 451748.

Sincerely,

BCSF Advisors, LP

FORWARD-LOOKING STATEMENTS

Certain information contained herein may constitute “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or the actual performance of the Bain Capital Specialty Finance, Inc. (the “Company”) may differ materially from those reflected or contemplated in such forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify in the Company’s filings with the Securities and Exchange Commission. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which we make them. We do not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contact:

Derek Kirby

Tel. +1 617 516 2350

dkirby@baincapital.com

Source: Bain Capital Specialty Finance, Inc.